CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 No. 333-04583 of our report dated June 24, 2013, relating to the financial statements and supplemental schedules of the Equifax Inc. 401(k) Plan which appear in this Form 11-K.

/s/ Smith & Howard

Atlanta, GA

June 24, 2013